                            SCHEDULE 14A INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  /x/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
                                                     (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                  Sun Sportswear, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant As Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          ----------------------------------------------------------------------
     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                              SUN SPORTSWEAR, INC.

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1995


To the Shareholders of
SUN SPORTSWEAR, INC.


                 Notice is hereby given that the Annual Meeting of Shareholders for 1995 relating to the year ending December 31, 1994 (the "1995 Annual Meeting") of SUN SPORTSWEAR, INC. (the "Company") will be held at 10:00 a.m. on Thursday, May 25, 1995, at Sun Sportswear, Inc., 6520 South 190th Street, Kent, Washington 98032 for the following purposes:

- - -   To elect six Directors to hold office until the next annual meeting.
- - -   To transact such other business as may properly come before the meeting.

                 Only shareholders of record at the close of business on April 21, 1995 are entitled to notice of, and to vote, at the 1995 Annual Meeting and any adjournment thereof.


                                              By Order of the Board of Directors


                                              /s/ Kevin C. James
                                              ---------------------------------
                                              Kevin C. James
                                              Senior Vice President,
6520 South 190th Street,                      Chief Financial Officer,
Kent, Washington  98032                       and Secretary
April 21, 1995

- - -------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE
SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED ENVELOPE.
COMPLETING AND RETURNING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT THE
ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE
ACCOMPANYING PROXY STATEMENT.
- - --------------------------------------------------------------------------------

                              SUN SPORTSWEAR, INC.
                            6520 SOUTH 190TH STREET
                             KENT, WASHINGTON 98032


                                PROXY STATEMENT

                         INFORMATION REGARDING PROXIES


                 This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SUN SPORTSWEAR, INC. (the "Company") for use at the Annual Meeting of Shareholders relating to the fiscal year ending December 31, 1994 (the "1995 Annual Meeting") to be held on May 25, 1995, at 10:00 a.m. at Sun Sportswear, Inc., 6520 South 190th Street, Kent, Washington 98032, and at any adjournment or adjournments thereof. Only shareholders of record at the close of business on April 21, 1995 (the "Record Date") will be entitled to vote at the 1995 Annual Meeting. This Proxy Statement will be sent to shareholders on or about April 28, 1995.

                 If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Any proxy card signed and returned without any direction given will be voted in accordance with the recommendation of the Board. Any shareholder executing a proxy may revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing another proxy dated as of a later date or by voting in person at the 1995 Annual Meeting. The principal executive offices of the Company are located at 6520 South 190th Street, Kent, Washington 98032, and the telephone number is (206) 251-3565.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

                 The only voting securities of the Company are shares of Common Stock, no par value (the "Common Stock"). At April 7, 1995, there were issued and outstanding 5,747,750 shares of Common Stock of the Company. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington State Law and the Company's Articles of Incorporation, if a quorum is present at the Annual
Meeting: (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee.

                  INFORMATION REGARDING PRINCIPAL SHAREHOLDERS

                 The following table sets forth information, as of April 7, 1995, with respect to all shareholders known by the Company to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock.

                                                Amount                          Percent of
Name and Address                        of Beneficial Ownership                    Class
- - --------------------------------------------------------------------------------------------
Seattle First National Bank                   3,800,000                            66.6%
701 Fifth Avenue, Floor 56
Seattle, Washington 98104

Dimensional Fund Advisors, Inc.                 359,200                             6.3%
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401
- - ---------------------------------------------------------------------------------------------



                             ELECTION OF DIRECTORS

                 On March 1, 1995, the Company's Board of Directors, pursuant to the Company's Bylaws, expanded the Board from 5 to 6 members and appointed Paul R. Rollins, Jr. to the Board of Directors. Mr. Rollins is a Senior Vice President and Manager of the Commercial Real Estate Division of the Company's majority shareholder, Seafirst Bank.

                 The Board of Directors recommends the election of the following six director nominees at the 1995 Annual Meeting, to hold office until the next annual meeting and until their successors are elected and qualified. The Board of Directors has unanimously approved each of the nominees named below. Although the Board of Directors anticipates that all the nominees will be available for election at the time election occurs, should any one or more of them not accept nomination, or otherwise be unwilling or unable to serve, it is intended that shares represented by proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

                 Larry C. Mounger, 57, was elected to the Company's Board of Directors in April 1991, became Chairman and Chief Executive Officer in January 1993, and became President in January 1994. Mr. Mounger served as Chairman and Chief Executive Officer and other positions of Pacific Trail Sportswear from 1955 to 1993. Pacific Trail is an outerwear garment company located in Seattle, Washington that designs, manufactures and markets garments throughout the United States. Mr. Mounger is a past President of the National Apparel and Textile Association.

                 James H. Williams, 52, was appointed to the Company's Board of Directors to fill a vacancy in January 1993, and elected to the Board in May 1993. Mr. Williams has been Executive Vice President - Bank of America (the parent of Seafirst Bank) since 1994. Mr. Williams served as Chief Financial Officer and Executive Vice President, and other positions, of Seafirst Bank from 1973 until 1994. Prior to joining Seafirst, he worked as a budget analyst at the U.S. Department of Agriculture in Washington, D.C.

                 James A. Walsh, 72, was elected to the Company's Board in May 1993. Mr. Walsh is the retired President of Allied Stores, the parent corporation of the Bon Marche department store chain. Mr. Walsh served on the Board of Directors of Security Pacific Bank, Washington, N.A., and its predecessors from 1968 until 1992. In May of 1992, he was elected to the Board of Directors of Seafirst Bank and stepped down from Seafirst's Board on March 18, 1993.

                 Robert A. Pene, 50, was elected to the Company's Board in May 1993. Mr. Pene has been a principal in Wiley, Pene and Company, a turnaround-business building consultancy, since 1991. From 1983 to 1991 he was President of Skyline Group, a consulting company similar to Wiley, Pene and Company. Mr. Pene served as Vice President-Marketing for Frito Lay from 1981 to 1983, as Vice President of Marketing for Western Publishing Company (a division of Mattel) from 1979 to 1981, as Director of Marketing for Kimberley Clark Corporation from 1977 to 1979 and as Product Manager for Johnson's Wax from 1973 to 1977.

                 L. Kaye Counts, 40, was elected to the Company's Board in May 1994, became Executive Vice President in February 1994, and has been Chief Operating Officer of the Company since December 1990. Ms. Counts joined the Company in June 1982 and served as custom sales manager and plant manager from June 1982 to March 1984, as operations manager from March 1984 to December 1986, and as Vice President Operations from December 1986 through February 1994. Prior to joining Sun, she was production coordinator from 1980 to 1982 for Sunrise Design, Inc., a custom screen printing business located in Seattle.

                 Paul R. Rollins, Jr., 54, was appointed to the Company's Board of Directors in March 1995, to fill a vacancy created when Sun's Board unanimously voted to increase the size of the company's Board from five members to six. Mr. Rollins is Senior Vice President and Commercial Real Estate Division Manager for Seafirst Bank. Mr. Rollins has served as Senior Vice President and other positions of Seafirst Bank since 1966.

                 The following table shows the beneficial ownership reported to the Company as of April 7, 1995, of Common Stock, including shares as to which a right to acquire beneficial ownership exists within the meaning of Rule 13d-3(d) under the Securities Exchange Act (for example, through the exercise of stock options), by the current directors, nominees and named executive officers, and as a group.

                                                                                  Shares
                                                                              of Common Stock        Percent of
BENEFICIAL OWNERSHIP AS OF APRIL 7, 1995                                    Beneficially Owned          Class
- - ---------------------------------------------------------------------------------------------------------------
Larry C. Mounger - Chairman, President, CEO and Director                          111,000(1)           1.9%

James H. Williams - Director                                                            0

Paul R. Rollins, Jr. - Director                                                         0

James A. Walsh - Director                                                           6,000(2)             *

Robert A. Pene - Director                                                           6,000(3)             *

L. Kaye Counts - Executive Vice President
  Chief Operating Officer and Director                                             64,000(4)           1.1%

Sandra Teufel - Senior Vice President -
  Women's and Girls' Division                                                      33,400(5)             *

Kenneth Schrang - Senior Vice President,
  Men's and Boys' Division                                                          3,800(6)             *

All current directors and named executive officers
as a group (8 persons)                                                            224,200              3.8%
- - ----------------------------------------------------------------------------------------------------------------


 *      Less than 1%.

(1) Includes 61,000 shares subject to stock options, under the Employee Plan and the Director Plan, which are exercisable within 60 days of this notice.

(2) Includes 6,000 shares subject to stock options, under the Director Plan, which are exercisable within 60 days of this notice.

(3) Includes 6,000 shares subject to stock options, under the Director Plan, which are exercisable within 60 days of this notice.

(4) Includes 63,000 shares subject to stock options, under the Employee Plan, which are exercisable within 60 days of this notice.

(5) Includes 33,000 shares subject to stock options, under the Employee Plan, which are exercisable within 60 days of this notice.

(6) Includes 3,750 shares subject to stock options, under the Employee Plan, which are exercisable within 60 days of this notice.

                    BOARD OF DIRECTOR AND COMMITTEE MEETINGS

                 The business of the Company is managed under the direction of the Board of Directors. The Board of Directors of the Company held a total of ten meetings during the year ended December 31, 1994. All Board members attended each of these meetings. The Board of Directors has a Compensation Committee, an Audit Committee, and a Strategic Planning Committee described below.

                 At April 10, 1995, the Audit Committee consisted of Messrs. Rollins, Williams and Walsh, all independent, non-employee directors. The function of the Audit Committee is to meet with the accounting staff of the Company and the independent accountants engaged by the Company to review (i) the scope and findings of the annual audit; (ii) accounting policies and procedures and the Company's financial reporting; (iii) internal controls employed by the Company; and (iv) the selection of the independent accountants to serve as auditors of the Company. The Committee's findings and recommendations are reported to the Board of Directors for appropriate action. The Audit Committee held four meetings during 1994 and all Committee members were in attendance at all meetings.

                 At April 10, 1995, the Compensation Committee consisted of Messrs. Rollins, Williams and Walsh, all independent, non-employee directors. See "Compensation Committee Interlocks and Insider Participation" below. The function of the Compensation Committee is to establish and review the compensation, including salaries and bonuses, of the executive officers and senior management of the Company. Its activities are described in more detail under "Report of the Compensation Committee of the Board of Directors" below. The Committee's findings and recommendations are reported to the Board of Directors for appropriate action. Further, the Compensation Committee administers the Company's 1989 Employee Stock Option Plan. The Compensation Committee held three meetings during 1994 and all Committee members attended these meetings.

                 On April 10, 1995, the Company's Board of Directors created a Strategic Planning Committee and appointed Messrs. Rollins, Williams and Walsh, all non-employee directors, as members of the committee. The function of the Strategic Planning Committee is to review and investigate all (1) requests and/or proposals for the creation of a strategic alliance or partnership or venture with the Company; (2) tender offers and/or other offers to purchase a majority or controlling interest in the Company; (3) offers to swap or exchange equity or debt securities of the Company with those of another company; and (4) any and all other similar requests, offers or proposals. The Committee's findings and recommendations are to be reported to the Board of Directors for appropriate action.

                 The Board of Directors does not have a Nominating Committee. Nominees for directors are selected by the Board as a whole.


                               STOCK OPTION PLANS

                 The following is a brief summary of the stock option plans in effect under which directors, executive officers and employees of the Company received or may receive benefits:

                 STOCK OPTION PLANS. In October 1989, the Company's Board of Directors adopted, and Mr. David Sabey, at that time the Company's sole shareholder, approved, the Company's 1989 Employee Stock Option Plan ("Employee Plan") and the 1989 Director Stock Option Plan ("Director Plan") to attract and retain key personnel and directors. A total of 400,000 shares of Common Stock was originally reserved for issuance under the Employee Plan and a total of 60,000 shares was originally reserved for issuance under the Director Plan. The Company's shareholders approved an increase of 200,000 in the number of shares of Common Stock for which options can be granted under the Employee Plan at the Company's May 20, 1994 Annual Meeting. Any stockholder who desires to review the actual text of the Plans may obtain copies by writing to the Company's Chief Financial Officer, at the Company's principal offices.

                 EMPLOYEE PLAN. The Employee Plan provides for the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options. All Company employees are eligible to participate in the Employee Plan. The Employee Plan is administered by the Compensation Committee of the Board of Directors, none of whom are eligible to participate in the Employee Plan. The Committee determines the persons to be granted options, the number of shares exercisable under each option, the exercise price and exercise schedule, the manner in which payment may be made, and whether or not such option is a non- qualified or incentive stock option. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant [110% of fair market value in the case of incentive stock options granted to an individual then holding, directly or indirectly, more than ten percent of the voting power of the Company's stock (a "ten percent shareholder")]. "Fair market value" is defined by the Employee Plan as being the closing sale price of Sun's stock on the option grant date, or if no sales occurred on the option grant date, the bid price for that day as reported by NASDAQ. In identifying the persons who are to receive options, the Compensation Committee considers the person's position with the Company, responsibilities, service, present and future value to the Company and other relevant factors.

                 Options granted under the Employee Plan may not be exercisable for more than a ten-year period from the date of grant (five years in the case of incentive stock options granted to a ten-percent shareholder). Options generally terminate three months after the optionee's termination of employment from the Company for any reason other than death or disability, and are not transferable by the optionee other than by will or the laws of descent and distribution. In the case of death or disability, options terminate one year after such event. The Employee Plan expires on October 2, 1999.

                 The Board may at any time terminate or amend the Employee Plan, provided that without approval by the Company's shareholders there will be: (i) no increase in the total number of shares covered by such Plan; and
(ii) no change in the class of persons eligible to receive options. In any case, no termination or amendment may adversely affect any then-outstanding option (or unexercised portion thereof) without the optionee's consent, unless such amendment is required to enable the option to continue to qualify as an incentive stock option.

                 DIRECTOR PLAN. Only non-employee directors of the Company are eligible for participation in the Director Plan. All options granted under the Director Plan are non-qualified stock options. The exercise price of options granted under the Director Plan must be equal to the fair market value of Common Stock on the date of grant. "Fair market value" is defined by the Director Plan as being the closing sale price of Sun's stock on the option grant date, or if no sales occurred on the option grant date, the bid price for that day as reported by NASDAQ. The Director Plan is administered by a committee or person appointed by the Board of Directors. The options granted under the Director Plan become vested and exercisable one year from date of grant. Upon initial election to the Board, each eligible new director automatically receives an option grant to purchase 5,000 shares of Common Stock. Upon subsequent re-election to the Board, each eligible incumbent director automatically receives an option to purchase 1,000 shares of Common Stock. The Director Plan expires October 2, 1999.

         The Board may at any time terminate or amend the Director Plan, provided that without approval by the Company's shareholders there will be: (i) no increase in the total number of shares covered by such Plan; (ii) no change in the class of persons eligible to receive options; and (iii) no change in the timing of grants of options. In any case, no termination or amendment may adversely affect any then-outstanding option (or unexercised portion thereof) without the optionee's consent.

                 At December 31, 1994, options to purchase an aggregate of 321,250 and 18,000 shares of Common Stock were outstanding under the Employee and Director Plans, respectively, and a total of 140,625 shares and 42,000 shares, respectively, remained available for grant. These options were held by 43 individuals under the Employee Plan and three individuals under the Director Plan. These options were exercisable at prices with a range of $3.25 to $6.00 per share.


FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

                 The following description of Federal income tax consequences addresses the tax consequences for both "Incentive Stock Options" ("ISO") as defined in Section 422 of the Code and "Non-Qualified Options" ("NQO"), and is based on existing provisions of the Code and administrative or judicial interpretations thereof. Legislative, administrative or judicial changes or interpretations may occur which could modify such consequences. For this reason, and because the tax consequences to each participant may depend largely on the participant's individual circumstances, the Company urges each participant in the Employee Plan or Director Plan to consult his or her own tax advisor concerning the Federal, state and local tax consequences of the grant, exercise or surrender of an option and the disposition of any stock acquired pursuant to the exercise of an option.

                 EMPLOYEE PLAN. Incentive Stock Options - An employee recognizes no income for Federal income tax purposes upon either the grant or exercise of an ISO. However, the excess of the fair market value of the stock at the exercise date over the exercise price is includable in the employee's "alternative minimum taxable income" for purposes of the "alternative minimum tax" ("AMT") (special rules apply in determining the amount includable for AMT purposes in the case of employee-directors and certain officers). Each employee's particular circumstances will determine whether the employee will incur an AMT liability as the result of exercise of an ISO.

                 An employee generally will be entitled to long-term capital gain treatment upon the sale of ISO shares if the shares are held for both the following periods: (1) more than two years from the grant date; and (2) more than one year after the shares are transferred to the employee. If shares are sold or otherwise disposed of before those holding periods have expired (a "disqualifying disposition"), the excess of the fair market value of the shares at the time of exercise over the exercise price (but generally not more than the amount of gain from the disposition) is taxable as ordinary income. (A special rule governing the amount of ordinary income applies to employee-directors and certain officers.) If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain, which is long-term if the shares have been held more than one year on the date of disposition. Long-term capital gains of individuals are currently taxed at a maximum Federal income tax rate of 28 percent, while short-term gains and ordinary income currently are subject to a maximum Federal income tax rate of 39.6 percent.

                 The Company receives no deduction upon the grant or exercise of an ISO but is entitled to a deduction equal to the amount of ordinary income recognized by an employee upon a disqualifying disposition. Before making a disqualifying disposition, the employee is required to notify the Company so that the Company will know that the deduction is available.

                 Non-Qualified Stock Options - The grant of a NQO has no tax effect on the employee or the Company. The consequences upon exercise of a NQO depend upon whether the NQO shares are subject to a

"substantial risk of forfeiture". If the shares are not subject to a substantial risk of forfeiture, then the optionee will recognize ordinary income upon exercise to the extent that the fair market value of the shares on the exercise date exceeds the exercise price. The "spread" is not taxed again upon sale or disposition of the option shares; appreciation in the option shares after the exercise date is not taxed until sale or exchange of the shares, when it is taxable as capital gain which will be "long-term" if the shares had a holding period of more than one year on the date of disposition. The "spread" is deemed to be supplemental wages subject to withholding, whether or not the optionee is an employee of the Company at the time of exercise. The Company usually requires the employee to pay the Company the amount required to be withheld by check at the time the option is exercised, but may make other methods of payment available. Additional withholding may be required for state income tax purposes.

                 If the shares are subject to a "substantial risk of forfeiture" (including, in the case of employee-directors and certain officers, limitations on resale imposed by Rule 16b-3 of the Securities and Exchange Commission), then no income is recognized until the restrictions lapse [unless the optionee elects within 30 days of acquiring the shares -- the "Section 83(b) election" -- to treat the shares as if they were unrestricted (see above)]. The amount treated as ordinary income is the difference between the fair market value and the exercise price on the date of lapse of the restrictions. An employee's holding period in restricted stock for capital gains purposes begins when the restrictions lapse.

                 Shares acquired by exercise of a NQO are not subject to the two- and one-year ISO holding period requirements. Therefore, gain or loss recognized upon sale or exchange of unrestricted option shares will be capital gain or loss, which is long-term if the shares have been held for more than one year at the date of sale or exchange. Gain on the sale of restricted shares will be ordinary income unless a Section 83(b) election was made.

                 DIRECTOR PLAN. Only NQOs can be issued to directors under the Director Plan. The Federal income tax consequences to a director and to the Company resulting from the grant and exercise of a NQO under the Director Plan are identical to the tax consequences of the grant and exercise of a NQO under the Employee Plan, discussed above.


                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

COMPENSATION PRINCIPLES

                 The Company's executive compensation program has been designed to:

         1. Align the interest of executives with the interests of shareholders by providing performance-based awards in cash and by providing stock options.

         2. Allow the Company to hire and retain the caliber of executives needed to manage the Company, as well as to position it strategically for the future.

                 The program consists of base salaries, annual cash bonuses, and long-term equity incentives. At higher management levels, the mix of compensation is weighted more heavily toward performance-based components - annual cash bonuses and equity incentives. In developing compensation plans and setting compensation levels, the Company has consulted with compensation experts, reviewed prior years' compensation levels and levels of compensation among its existing executives, and to a lesser extent, reviewed the published pay practices of similar sized manufacturing companies and apparel businesses.

                 The base salary level is vital to the Company's efforts to attract and retain executives. For existing executives, base salary levels are primarily the result of annual reviews of prior year salary levels, overall company performance, past and expected individual contribution to overall company performance, and to a lesser extent, annual reviews of published pay practices of similar-sized manufacturing companies and apparel businesses.

                 For new executives, base salary levels are primarily the result of reviews of the levels of compensation among the Company's existing executives, compensation levels received by a new executive from previous employers, and to a lesser extent, reviews of the published pay practices of similar-sized manufacturing companies and apparel businesses.

                 The purpose of the annual cash bonus awards is to provide a direct link between executive compensation and the Company's annual performance. Generally, target annual performance levels for the Company are established at the beginning of the year, and cash awards that reflect actual Company performance results for the year (in relation to the target performance levels) are paid after the year-end. The Company's annual performance is primarily defined in terms of net income, and to a lesser extent by inventory levels. The Board of Directors may increase the annual cash bonus awards paid to specific executives - beyond that due according to the pre-defined formulas
- - - based upon a particular executive's individual performance.

                 Stock option awards under the Company's Employee Plan to executives constitute the long-term equity incentive vehicle. The purpose of these awards and grants is to strengthen the link between executives' compensation and long-term Company stock performance. The stock option awards are granted at the fair market value of the stock on the date of grant and have a ten-year life. The Compensation Committee determines the vesting schedule.

                 In determining stock option awards, the Committee considers the executive's contributions to past Company performance, the executive's expected contributions toward meeting the Company's long-term strategic goals, and prior year awards of stock options. Any value received by the executive from a stock option award depends upon increases in the price of the Company's stock. Consequently, the value of the compensation is directly aligned with increased shareholder value.

1994 COMPENSATION OF EXECUTIVES OTHER THAN THE CHIEF EXECUTIVE OFFICER

                 For 1994, the Compensation Committee believed the Chief Operating Officer's annual base salary to be adequate, so no increase was provided. For 1994, the Senior Vice President - Women's and Girls' Division received an increase in annual base salary from $135,000 to $175,000, primarily as a result of the growth during 1993 and the expected growth of the Women's and Girls' Division during 1994 (that division grew by 90% in 1994). Mr. Schrang, the Senior Vice President - Men's and Boys' Division, was hired in June 1994. His annual base salary was set at $150,000, primarily based on compensation among the Company's existing executives and his prior compensation level in his previous position.

                 For 1994, the Chief Operating Officer's annual cash bonus award formula was based as follows: 75% on achievement of net income targets; and 25% on achievement of inventory level targets. The 1994 annual cash bonus awards for the Chief Operating Officer was paid based on the formula for 1994 (no discretionary award was paid). The Company's results were below the levels at which a maximum annual bonus award would be paid to the Chief Operating Officer, but above the threshold level necessary for a minimum award payment.

                 For 1994, the Senior Vice President - Women's and Girls'
annual cash bonus was based as follows:   75% on achievement of gross profit
targets; and 25% on achievement of inventory level targets. As a result of the Women's and Girls' divisions' favorable performance, the cash award paid to the Senior Vice President - Women's and Girls' was increased by approximately 88% (or $35,000) above the annual cash bonus award due based solely on the pre-defined formula described above.

                 For 1994, Mr. Schrang, the Senior Vice President - Men's and Boys', annual cash bonus was not based on a pre-defined formula. Rather, his annual cash bonus for 1994 was based on the discretion of the Board of Directors, and amounted to $45,000.

                 For 1994, the stock option awards to the Chief Operating Officer and Senior Vice President - Women's and Girls' were based primarily on the improved results achieved in 1993 versus 1992. For 1994, the stock option award to Mr. Schrang, the Senior Vice President - Men's and Boys', was primarily based on the awards to the Company's existing Executives.

1994 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

                 For 1994, the Compensation Committee believed the Chief Executive Officer's salary to be adequate, so no increase was provided.

                 For 1994, the Chief Executive Officer's annual cash bonus award formula was based as follows: 75% on achievement of net income targets; and 25% on achievement of inventory level targets. The 1994 annual cash bonus award for the Chief Executive Officer was paid based on the formula for 1994 (no discretionary award was paid). The Company's results were below the levels at which a maximum annual bonus award would be paid to the Chief Executive Officer, but above the threshold level necessary for a minimum award payment.

                 The 1994 stock option award to the Chief Executive Officer was based primarily on the improved results achieved in 1993 versus 1992.


Compensation Committee,


Paul R. Rollins, Jr.
James H. Williams
James A. Walsh

                             EXECUTIVE COMPENSATION

                 The following table sets forth the annual, long-term, and other compensation earned by the Company's Chief Executive Officer, and the four highest-paid executive officers (the "named executive officers"), during the Company's last three calendar years:



- - ----------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
- - ----------------------------------------------------------------------------------------------------------

                                                                                Long-Term
                                                                              Compensation
                                                Annual Compensation              Awards
                                              --------------------------------------------
    (a)                           (b)             (c)             (d)            (e)                (f)
                                                                               Securities
Name and                                                                       Underlying        All Other
Principal                                                                       Options           Compen-
Position                          Year         Salary($)         Bonus($)     (# of Shares)      sation($)
- - ----------------------------------------------------------------------------------------------------------
Larry C. Mounger                  1994(1)      $300,000         $ 89,295         10,000         $   -0-
Chairman, President and           1993          276,922          101,100         50,000             -0-
Chief Executive Officer

L. Kaye Counts                    1994         $150,000         $ 29,752         10,000         $ 1,650(3)
Executive Vice President and      1993          150,000           50,000         10,000           1,800(3)
Chief Operating Officer           1992          150,000              -0-            -0-           2,019(3)

Sandra L. Teufel                  1994         $168,384         $ 75,000         25,000         $ 2,460(3)
Senior Vice President -           1993          128,333           50,000         15,000           2,075(3)
Women's and Girls' Division       1992           90,000           27,731            -0-           1,621(3)

Kenneth R. Schrang                1994(2)      $ 75,577         $ 45,000          7,500         $   -0-
Senior Vice President -
Men's and Boys' Division

William Kennedy                   1994(4)      $ 73,925         $    -0-          7,500         $50,000
Senior Vice President -
Men's and Boys' Division

(1)    Mr. Mounger became an Executive Officer and employee in January 1993.
(2)    Mr. Schrang became an Executive Officer and employee in July 1994.
(3)    Represents company contribution to employee 401K plan.
(4)    Mr. Kennedy resigned as an Executive Officer and employee in July 1994.
(5)    Represents severance payments.

                 The following table sets forth certain information concerning stock options granted during 1994 to the named executive officers of the
Company:

- - -----------------------------------------------------------------------------------------------------------------
                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                            ---------------------
                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                             Price Appreciation
                                     Individual Grants                                         for Option Term
- - -----------------------------------------------------------------------------------------------------------------
         (a)                        (b)            (c)                          (d)          (e)           (f)
                                 Number of      % of Total
                                 Securities      Options
                                 Underlying     Granted to     Exercise or
Name and                          Options      Employees in    Base Price    Expiration
Position                         Granted(#)     Fiscal Year     ($/Share)       Date         5%($)        10%($)
- - -----------------------------------------------------------------------------------------------------------------
Larry C. Mounger                10,000(A)(B)        7.1%          $5.88       5-22-04      $37,000       $ 93,700
Chairman, President
and Chief Executive Officer

L. Kaye Counts                  10,000(A)(B)        7.1%          $5.88       5-22-04      $37,000       $ 93,700
Executive Vice President
and Chief Operating Officer

Sandra L. Teufel                25,000(A)(B)       17.6%          $5.88       5-22-04      $92,500       $234,250
Senior Vice President -
Women's and Girls' Division

Kenneth R. Schrang               7,500(A)(B)        5.3%          $5.88       5-22-04      $27,750       $ 70,275
Senior Vice President -
Men's and Boys' Division

William Kennedy                  7,500(A)(B)(C)     5.3%          $5.88       5-22-04      $27,750       $ 70,275
Senior Vice President -
Men's and Boys' Division


(A) These options were granted pursuant to the terms of the Company's Employee Plan, under which the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. The options were granted for a term of 10 years and two days, subject to earlier termination in certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(B) The options are 50% exercisable on May 20, 1995, and 100% exercisable May 20, 1996.
(C) Mr. Kennedy resigned as an Executive Officer and employee in July 1994; all his stock options terminated upon his resignation.

                 The following table summarizes options exercised during 1994 and presents the value of unexercised options held by the named executives at December 31, 1994:


- - ----------------------------------------------------------------------------------------------------------------
               AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         (a)                             (b)              (c)                (d)                    (e)
                                                                          Number of         Value of Unexercised
                                                                    Securities Underlying       In-the-Money
                                                                     Unexercised Options           Options
                                       Shares                          at 12-31-94 (#)         at 12-31-94 ($)
                                     Acquired on         Value         Exercisable(E)/         Exercisable(E)/
Name and Position                    Exercise (#)     Realized ($)    Unexercisable(U)        Unexercisable(U)
- - ----------------------------------------------------------------------------------------------------------------
Larry C. Mounger                         -0-              --              56,000 E               $57,130 E
Chairman, President                                                       10,000 U               $   -0- U
and Chief Executive Officer

L. Kaye Counts                           -0-              --              53,000 E               $59,240 E
Executive Vice President                                                  15,000 U               $ 5,000 U
and Chief Operating Officer

Sandra L. Teufel                         -0-              --              13,000 E               $ 8,630 E
Senior Vice President -                                                   32,500 U               $ 7,500 U
Women's and Girls' Division

Kenneth R. Schrang                       -0-              --                 -0- E               $  -0-  E
Senior Vice President -                                                    7,500 U               $  -0-  U
Men's and Boys' Division

William Kennedy (1)                      -0-              --                 -0-                    -0-
Senior Vice President -
Men's and Boys' Division
- - ---------------------------------------------------------------------------------------------------------------

(1) Mr. Kennedy resigned as an Executive Officer and employee in July 1994; all his stock options terminated upon his resignation.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, "STANDARD & POORS COMPOSITE 500 STOCK INDEX" AND "INVESTOR'S BUSINESS DAILY TEXTILE-APPAREL MANUFACTURING STOCK INDEX".


                                01/01/90       12/31/90     12/31/91     12/31/92    12/31/93     12/31/94
                                --------       --------     --------     --------    --------     --------
SUN SPORTSWEAR INC.                100            25           40           29          60           38
STANDARD & POOR'S 500              100            97          126          136          150         152
TEXTILE/APPAREL MFG.               100            73          121          142          113          98


NOTES:

(1) Assumes that the value of the investment in Sun Common Stock and each index was $100 on January 1, 1990 and that all dividends were reinvested.
(2)   The above data was furnished by "Investor's Business Daily".


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 Mr. Pene served on the Compensation Committee from the date of his election to the Board of Directors in May 1993, until March 1995, at which time he resigned from the Compensation Committee (in March 1995 the Company engaged Mr. Pene and Mr. Pene's company, Wiley, Pene and Company, as consultants to assist in its sales, sourcing, printing and distribution re-engineering efforts). Mr. Pene was an independent, non-employee director during his entire tenure on the Compensation Committee.

                 Messrs. Williams and Walsh have served on the Compensation Committee from their election to the Board of Directors in May 1993 until present. Messrs. Williams and Walsh are independent, non-employee directors. Mr. Rollins was appointed to the Compensation Committee in April 1994. Mr. Rollins is an independent, non-employee director.

                 The Company contemplates that, after the 1995 Annual Meeting, the Compensation Committee will continue to consist of Messrs. Rollins, Williams and Walsh.

                         CHANGE OF CONTROL ARRANGEMENTS

                 In December 1992, Seafirst Bank, (Seafirst) acquired all Common Stock in the Company owned by David A. Sabey, which represented 68% of the shares outstanding, pursuant to a Loan Modification and Satisfaction Agreement dated December 1992 by and among Mr. Sabey, Sabey Corporation, and Seafirst (Mr. Sabey and Seafirst agreed to the partial discharge of a prior loan to Mr. Sabey - unrelated to Sun - through the transfer of the Sun shares to Seafirst). Under United States Federal banking regulations, Seafirst must sell all of its interest in Sun by December 1997. Seafirst has not conveyed to the Company a definite time-plan for the sale of its interest in Sun. Presently, there are no "cash compensation" arrangements for Company management personnel covering a future change of control of the Company.


                              EMPLOYMENT CONTRACTS

                 In May 1994, the Company and Mr. Mounger (the Company's President and Chief Executive Officer) rescinded his prior Employment Agreement and replaced it with an Employment Agreement which expires in January 1996.
The new Employment Agreement contains covenants which prevent Mr. Mounger from hiring away the Company's employees, under certain circumstances in which his employment is terminated, and provides for severance or disability benefits of 33% to 100% of his salary to be paid under certain circumstances in which his employment is terminated.

                 In April 1994, the Company entered into an Employment Agreement which expires in April 1996, with L. Kaye Counts, the Company's Chief Operating Officer. This Employment Agreement contains covenants which prevent this employee from hiring away the Company's employees, under certain circumstances in which this individual's employment is terminated, and will provide for severance or disability payments - of 33% to 100% of her salary - to be paid under certain circumstances in which her employment is terminated.

                 The Company is presently negotiating an Employment Agreement with the Company's Senior Vice President - Women's and Girls'.


                            DIRECTOR'S COMPENSATION

                 Currently, a director who is not also an employee or consultant of the Company is paid a $10,000 annual retainer fee, $500 for each Board of Directors meeting attended and $500 for each Committee meeting attended. After each annual meeting of shareholders, each non- employee incumbent director is granted options to purchase 1,000 shares of the Company's Common Stock, which become exercisable one year from date of grant, and each newly elected non-employee director is granted an option to purchase 5,000 shares of the Company's Common Stock, which will become exercisable one year from the date of grant. During their entire tenure, Messrs. Williams and Rollins have elected not to receive annual retainer fees, Board or committee fees, or stock options for their services as Directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                 Section 16(a) of the Securities Exchange Act of 1934 require the Company's officers, directors and persons who hold more than ten percent of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent beneficial owners are required by the SEC regulation to provide the Company with copies of all Section 16(a) forms they file.

                 Based solely on review of the copies of such forms provided to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with: except that in June 1994 a Form 4 was filed late for Ms. Counts reporting 500 shares of common stock that were sold in February 1994; and in July 1994 a Form 4 was filed late for Mr. Clark (a former Director and President, who resigned in January 1994) reporting 12,200, 12,800, and 10,000 shares of common stock acquired upon the exercise of Employee Plan Stock Options and sold in March 1994, May 1994 and June 1994, respectively.


                              CERTAIN TRANSACTIONS

                 Since December 1989, any new transactions between the Company and officers, directors or shareholders owning 5% or more of the voting securities of the Company, or affiliates of such persons, have been approved by a majority of the disinterested directors. No such transaction has been or will be approved unless those directors find that the proposed transaction is no less favorable to the Company than would be available from independent third parties.

                 The Company from time to time purchases garments from Major League, Inc. In 1994, the Company purchased $90,346 of garments from Major League, Inc. Mr. Schrang, a named executive officer, owns 33% of the common stock of Major League, Inc.


                            INDEPENDENT ACCOUNTANTS

                 The Company has selected Price Waterhouse LLP to continue as its principal independent accountants for the current year. Representatives of Price Waterhouse LLP are expected to be present at the 1995 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.


                                 OTHER BUSINESS

                 As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the 1995 Annual Meeting. If any other business requiring a vote of the shareholders should come before the 1995 Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS
                  FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

                 Written notice of proposals that shareholders wish to have presented at the 1996 Annual Meeting of Shareholders relating to the fiscal year ending December 31, 1995, must be delivered by the shareholder, either in person or by registered or certified mail, postage prepaid, to the Secretary of the Company at the Company's executive offices by December 29, 1995.


                            SOLICITATION OF PROXIES

                 The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the cost of solicitation of proxies will be paid by the Company.


- - -----------------------------------------------------------------------------
THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE CALENDAR YEAR 1994, AS FILED WITH SECURITIES AND EXCHANGE COMMISSION, IS PRINTED AS PART OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, AND ACCOMPANIES THIS PROXY STATEMENT.
- - -----------------------------------------------------------------------------



                                              By Order of the Board of Directors

                                              /s/ Kevin C. James

                                              Kevin C. James
                                              Senior Vice President,
                                              Chief Financial Officer
                                              and Secretary



April 21, 1995
Kent, Washington


                              SUN SPORTSWEAR, INC.
PROXY - 1995     6520 SOUTH 190TH STREET, KENT, WASHINGTON 98032    PROXY - 1995



                                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints each of Larry C. Mounger and James H. Williams as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sun Sportswear, Inc. held of record by the undersigned on April 21, 1995 at the 1995 Annual Meeting of Shareholders, relating to the year ended December 31, 1994, to be held on May 25, 1995, or any adjournment thereof.

o   ELECTION OF                   o     FOR all nominees below (except       o    WITHHOLD AUTHORITY
    DIRECTORS (check one):              as marked to the contrary below)          to vote for all nominees below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
BELOW.)

         LARRY C. MOUNGER, JAMES H. WILLIAMS, JAMES A. WALSH, PAUL R. ROLLINS, JR.,
         ROBERT A. PENE, L. KAYE COUNTS

o   OTHER MATTERS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the
    meeting.   (over)





THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

         Please sign as name appears below.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full by authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                                             Dated                    , 1995
                                                                                  --------------------


                                                                             ----------------------------------
                                                                             Print Name

                                                                             ----------------------------------
                                                                             Signature

                                                                             ----------------------------------
                                                                             Print Name (if held jointly)

                                                                             ----------------------------------
                                                                             Signature (if held jointly)

                                                                    ----------------------------------------------------------
                                                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                    USING THE ENCLOSED ENVELOPE.
                                                                    ----------------------------------------------------------